                                                          Exhibit 99.1

[LOGO]AEHR TEST SYSTEMS

FOR IMMEDIATE RELEASE
---------------------

Contact:

Erin Cox
Financial Relations Board for Aehr Test Systems
Investor/Analyst Contact
(310) 854-8319


                        AEHR TEST SYSTEMS REPORTS
                   FOURTH QUARTER AND FISCAL 2007 RESULTS

Fremont, CA (July 24, 2007) - Aehr Test Systems (Nasdaq: AEHR), a leading supplier of semiconductor test and burn-in equipment, today announced financial results for the fourth quarter of fiscal 2007 ended May 31, 2007.

Net sales were $8.3 million in the fourth quarter of fiscal 2007, an increase of 18.0% from $7.0 million in the fourth quarter of fiscal 2006. Aehr Test reported net income of $919,000, or $0.11 per diluted share, in the fourth quarter of fiscal 2007, compared with net income of $528,000, or $0.07 per diluted share, in the fourth quarter of fiscal 2006. Net income excluding stock compensation expense of $172,000 was $1.1 million, or $0.13 per diluted share, in the fourth quarter of fiscal 2007. The Company did not record stock compensation expense prior to fiscal 2007. The attached condensed consolidated financial statements include a table reconciling the Company's net income excluding stock compensation expense to net income calculated according to accounting principles generally accepted in the United States ("GAAP") for the three months and fiscal year ended May 31, 2007.

"We are very pleased with our performance in the fourth quarter, which represented our highest level of quarterly sales in more than six years," said Rhea Posedel, chairman and chief executive officer of Aehr Test Systems. "Our net sales reflect solid contributions from both our FOX?-1 full wafer parallel tester and our MAX burn-in systems. Most importantly, the sales momentum for the FOX-1 systems allowed us to exit fiscal 2007 with a record backlog of $21.3 million, compared with a $12.5 million backlog at the end of the prior fiscal year."

Net sales were $27.4 million in fiscal 2007, an increase of 14.9% over $23.8 million in fiscal 2006. Net income for the year ended May 31, 2007 was $2.4 million, or $0.30 per diluted share, compared with net income of $810,000, or $0.11 per diluted share, in the prior fiscal year. Net income excluding stock compensation expense of $678,000 was $3.1 million, or $0.38 per diluted share, in fiscal 2007.

At May 31, 2007, cash and cash equivalents and short-term investments were $9.6 million. Aehr Test closed the fourth quarter of fiscal 2007 with no outstanding debt and shareholders' equity of $22.7 million, or $2.90 per share outstanding, at May 31, 2007.




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
Aehr Test Systems Reports Fourth Quarter and Fiscal 2007 Results
July 24, 2007
Page 2 of 5

Commenting on the outlook for the first quarter of fiscal 2008, Gary Larson, vice president and chief financial officer of Aehr Test Systems, said, "Based on our solid backlog of FOX products, we expect to get off to a good start in fiscal 2008 with net sales and net income in the first quarter being similar to our fourth quarter results."

Management Conference Call
Management of Aehr Test will host a conference call and webcast today, July 24, 2007 at 5:00 p.m. Eastern (2:00 p.m. Pacific) to discuss the Company's fourth quarter fiscal 2007 operating results. The conference call will be accessible live via the internet at www.aehr.com. Please go to the website at least 15 minutes before start time to register, download and install any necessary audio software. A replay of the webcast will be available at www.aehr.com for 90 days.

About Aehr Test Systems
Headquartered in Fremont, California, Aehr Test Systems is a leading worldwide provider of systems for burning-in and testing DRAMs, flash, and other memory and logic integrated circuits and has an installed base of more than 2,500 systems worldwide. Aehr Test has developed and introduced several innovative products, including the FOXTM, MTX and MAX systems and the DiePakR carrier. The FOX system is a full wafer contact test and burn-in system.
The MTX system is a massively parallel test system designed to reduce the cost of memory testing by performing both test and burn-in on thousands of devices simultaneously. The MAX system can effectively burn-in and functionally test complex devices, such as digital signal processors, microprocessors, microcontrollers and systems-on-a-chip. The DiePak carrier is a reusable, temporary package that enables IC manufacturers to perform cost-effective final test and burn-in of bare die. For more information, please visit the Company's website at www.aehr.com.

Safe Harbor Statement
This release contains forward-looking statements that involve risks and uncertainties relating to projections regarding customer demand and acceptance of Aehr Test's products. Actual results may vary from projected results. These risks and uncertainties include without limitation, economic conditions in Asia and elsewhere, world events, conversion of quote activity to purchase orders and acceptance by customers of Aehr Test's technologies, acceptance by customers of the systems shipped upon receipt of a purchase order and the ability of new products to meet customer needs or perform as described, and the Company's development and manufacture of a commercially successful wafer-level test and burn-in system. See Aehr Test's recent 10-K report, 10-Q report and other reports from time to time filed with the Securities and Exchange Commission (SEC) for a more detailed description of the risks facing our business. The Company disclaims any obligation to update information contained in any forward-looking statement to reflect events or circumstances occurring after the date of this press release.

                        [Financial Tables to Follow]



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
Aehr Test Systems Reports Fourth Quarter and Fiscal 2007 Results
July 24, 2007
Page 3 of 5


                          AEHR TEST SYSTEMS AND SUBSIDIARIES
                    Condensed Consolidated Statements of Income
                      (in thousands, except per share data)
                                  (unaudited)

                                       Three Months Ended      Year Ended
                                             May 31,             May 31,
                                       --------- ---------  --------- --------
                                          2007      2006      2007      2006
                                       --------- ---------  --------- --------
Net sales.............................    $8,279    $7,019    $27,351  $23,801
Cost of sales.........................     3,896     3,814     13,438   13,165
                                       --------- ---------  --------- --------
Gross profit..........................     4,383     3,205     13,913   10,636
                                       --------- ---------  --------- --------
Operating expenses:
  Selling, general and administrative.     1,765     1,520      6,538    5,842
  Research and development............     1,781     1,284      6,324    4,339
                                       --------- ---------- --------- --------
    Total operating expenses..........     3,546     2,804     12,862   10,181
                                       --------- ---------  --------- --------
    Income from operations............       837       401      1,051      455

Interest income.......................       101        98        491      255
Other income (expense), net ..........        24       (37)       961       79
                                       --------- ---------  --------- --------
    Income before income tax expense
    (benefit).........................       962       462      2,503      789

Income tax expense (benefit)..........        43       (66)        75      (21)
                                       --------- ---------  --------- --------
    Net income .......................    $  919    $  528    $ 2,428  $   810
                                       ========= =========  ========= ========

Net income per share
    Basic.............................    $ 0.12    $ 0.07    $  0.31  $  0.11
    Diluted...........................    $ 0.11    $ 0.07    $  0.30  $  0.11

Shares used in per share calculations:
    Basic.............................     7,807     7,574      7,751    7,515
    Diluted...........................     8,218     7,859      8,225    7,605





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
Aehr Test Systems Reports Fourth Quarter and Fiscal 2007 Results
July 24, 2007
Page 4 of 5

                          AEHR TEST SYSTEMS AND SUBSIDIARIES
                    Reconciliation of GAAP and Non-GAAP Results
                      (in thousands, except per share data)
                                   (Unaudited)

Reconciliation of non-GAAP Financial Measure - net income to net income excluding stock compensation expense

                                           Three Months Ended Fiscal Year Ended
                                              May 31, 2007       May 31, 2007
                                           ------------------ -----------------
Net income ................................           $   919           $ 2,428

Stock compensation expense.................               172               678
                                           ------------------ -----------------
    Income before income taxes, excluding
       stock compensation expense .........             1,091             3,106

Income tax expense ........................                 3                12
                                           ------------------ -----------------
    Net income excluding stock compensation
       expense ............................           $ 1,088           $ 3,094
                                           ================== =================

Diluted net income per share excluding
    Stock compensation expense ............             $0.13            $ 0.38
                                           ================== =================



Net income excluding stock compensation expense is a non-GAAP measure and should not be considered a replacement for GAAP results.

Net income excluding stock compensation expense is a financial measure the Company uses to evaluate the underlying results and operating performance of the business. The difference between net income (the most comparable GAAP measure) and net income excluding stock compensation expense (the non-GAAP measure) reflects the impact of applying SFAS 123R to the current periods. The limitation of this measure is that it excludes an item that impacts the Company's current period net income. This limitation is best addressed by using this measure in combination with net income (the most comparable GAAP measure) because net income excluding stock compensation expense does not reflect the impact of adopting SFAS 123R and may be higher than net income (the most comparable GAAP measure). The Company believes net income excluding stock compensation expense is a useful measure that allows investors to draw comparison between net income results reported prior to adoption of SFAS 123R and the current period, which may mask underlying trends and make it difficult to give investors perspective on underlying business results.



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
Aehr Test Systems Reports Fourth Quarter and Fiscal 2007 Results
July 24, 2007
Page 5 of 5

                           AEHR TEST SYSTEMS AND SUBSIDIARIES
                          CONDENSED CONSOLIDATED BALANCE SHEETS
                          (in thousands, except per share data)
                                       (Unaudited)

                                                              May 31,        May 31,
                                                               2007           2006
                                                           -----------    -----------
ASSETS
Current assets:
  Cash and cash equivalents ..........................         $ 6,564        $ 9,405
  Short-term investments .............................           2,987          1,600
  Accounts receivable, net  ..........................           6,614          4,531
  Inventories ........................................           9,701          7,242
  Prepaid expenses and other .........................             326            357
                                                           -----------    -----------
      Total current assets ...........................          26,192         23,135

Property and equipment, net ..........................           1,689            959
Goodwill .............................................             274            274
Other assets .........................................             520            525
                                                           -----------    -----------
      Total assets ...................................         $28,675        $24,893
                                                           ===========    ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable ...................................         $ 2,517        $ 1,130
  Accrued expenses ...................................           2,927          2,347
  Deferred revenue ...................................             378          2,335
                                                           -----------    -----------
      Total current liabilities ......................           5,822          5,812

Deferred lease commitment ............................             185            264
                                                           -----------    -----------
      Total liabilities ..............................           6,007          6,076
                                                           -----------    -----------
Shareholders' equity:
  Common stock, $0.01 par value outstanding:
    7,820 and 7,630 shares at May 31, 2007
    and May 31, 2006, respectively....................              78             76
  Additional paid-in capital .........................          39,552         38,081
  Accumulated other comprehensive income..............           1,241          1,291
  Accumulated deficit ................................         (18,203)       (20,631)
                                                           -----------    -----------
      Total shareholders' equity .....................          22,668         18,817
                                                           -----------    -----------
      Total liabilities and shareholders' equity......         $28,675        $24,893
                                                           ===========    ===========






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